                                                                    EXHIBIT 4.74

THIS NOVATION AGREEMENT is made as of this 24th day of June, 2004 AMONG;

(A)   J Aron & Company (the "REMAINING PARTY");

(B)   Eskom Holdings Limited (formerly Eskom) (the "OLD PARTY"); and

(C)   Investec Bank Limited (the "NEW PARTY").

(1) The Old Party and the Remaining Party have entered into one or more transactions (each, an "OLD TRANSACTION") as identified in the attached Annex 1 (hereafter, "OLD TRANSACTIONS" shall refer to any one or more such Old Transactions as the context requires), pursuant to and governed by an ISDA Master Agreement dated as of 18 November 1999 (the "OLD AGREEMENT").

(2) The Remaining Party and the New Party have entered into an ISDA Master Agreement (the "NEW AGREEMENT") dated as of 16 January 1997.

(3) With effect from and including 28 June 2004 (the "NOVATION DATE") the Old Party wishes to transfer by novation to the New Party, and the New Party wishes to accept the transfer by novation of, all of the rights, liabilities, duties and obligations of the Old Party under and in respect of each Old Transaction, with the effect that the Remaining Party and the New Party enter into a new transaction (each, a "NEW TRANSACTION") under the New Agreement, as evidenced by a new confirmation as shown in the attached Annex 2 ( the "NEW CONFIRMATION") each New Transaction having terms identical to an Old Transaction ( but so as not to duplicate trades), as more particularly described below (hereafter, "NEW TRANSACTIONS" shall refer to any one or more such New Transactions replacing such corresponding Old Transactions as the context requires).

(4) The Remaining Party wishes to accept the New Party as its sole counterparty with respect to the New Transactions.

(5) The Old Party and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.

Accordingly, the parties agree as follows:

1.    DEFINITIONS.

      Terms defined in the New Agreement are used herein as so defined, unless otherwise provided herein.

2.    TRANSFER, RELEASE, DISCHARGE AND UNDERTAKINGS.

      With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

      (a) the Remaining Party and the Old Party are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities, or obligations of the Remaining Party or the Old Party with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations described in this subparagraph (a) shall be paid or performed as between the Remaining Party and the Old Party.

      (b) in respect of each New Transaction, the Remaining Party and the New Party each undertake liabilities and obligations towards the other and acquire rights against each other (save for any rights, liabilities or obligations of the Remaining Party or the New Party with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt, as if the New Party were the Old Party and with the Remaining Party remaining the Remaining Party);

      (c) any payments due and payable or obligations due to be performed on or prior to the Novation Date but stated in the New Confirmation to have accrued with respect to a calculation period (however defined) ending after the Novation Date shall be paid or performed between the Remaining Party and the New Party, subparagraphs (a) and (b) above notwithstanding; and

      (d) each New Transaction shall be governed by and form part of the New Agreement and the New Party and the Remaining Party shall enter into the New Confirmation specifying the terms of the New Transactions; provided, however, that any failure of either the New Party or the Remaining Party to fulfill the terms of the preceding clause shall not affect the rights and obligations of the Old Party pursuant to this Novation Agreement, and the office of the New Party for purposes of each new Transaction shall be as specified in the Annex.

3.    REPRESENTATIONS AND WARRANTIES.

      (a) Each of the parties makes those representations and warranties set forth in Sections 3(a)(ii) through (v) of the New Agreement with such changes as shall be required in order for such representations to apply with respect to this Novation Agreement alone.

      (b) The Remaining Party and the Old Party shall each make to the other, and the Remaining Party and the New Party shall each make to the other, the representation set forth in Scotian 3(b) of the New Agreement, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

      (c) Each of the Old Party and the Remaining Party represents and warrants that:

            (i) it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of any Old Transaction; and

            (ii) as of the Novation Date, all obligations of the Old Party and the Remaining Party under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.

      (d) The Old Party makes no representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transactions or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or other, of the Remaining Party or any other person or for the performance and observance by the Remaining Party of any of its obligations under the New Transactions or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4.    COUNTERPARTS.

      This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.    COSTS AND EXPENSES.

      The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Navation Agreement.

6.    AMENDMENTS.

      No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.    (a)   GOVERNING LAW.

            This Novation Agreement will be governed by and construed in accordance with the laws of England.

      (b)   JURISDICTION.

            The terms of Section 13(b) of the New Agreement shall apply to this Novation Agreement with such changes as shall be required in order for such terms to apply with respect to this Novation Agreement alone.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from the date specified on the first page of this Novation Agreement.

     ESKOM HOLDINGS LIMITED                         INVESTEC BANK LIMITED
        (FORMERLY ESKOM)

     By: ___________________________                By: ________________________

              Name:                                          Name:
              Title:                                         Title:
              Date:                                          Date:

     J ARON & COMPANY

     By: ___________________________

              Name:
              Title:
              Date:

                                     ANNEX 1
                                OLD TRANSACTIONS

ZAR GOLD SWAPS

Fixed Price Payer:                  J Aron & Company ("Aron")

Floating Price Payer:               Eskom Holdings Limited ("Eskom")

Commodity:                          Gold (minimum 0.995 fine, London good
                                    delivery form)

Calculation Periods:                6 consecutive monthly periods from and
                                    including the Effective Date to and
                                    including the Termination Date as specified in Table 1 below.

Effective Date:                     1 July 2004

Termination Date:                   31 December 2004

Payment Dates:                      With respect to each Calculation Period, the
                                    15th day of the immediately following
                                    Calculation Period (See Table 1 below).

Quantity per Calculation Period:    15,000 fine troy ounces

Fixed Price Levels:                 (A) ZAR 2,192.00 per fine troy ounce for
                                    each Calculation Period from and including the July 2004 to and including the September
                                    2004 Calculation Period

                                    (B) ZAR 2,256.00 per fine troy ounce for each Calculation Period from and including the October 2004 to and including the December 2004 Calculation Period

Floating Price:                     With respect to each Calculation Period the
                                    Floating Price shall be equal to the
                                    arithmetic average of the Commodity
                                    Reference Prices for each Business Day in such Calculation Period.

Commodity Reference Price:          The London A.M. Fix converted to ZAR at the
                                    mid price of 'Ccy Snaps at the time of
                                    fixing' published on Reuters page 'GOFO'

Payment Calculation:                (a) If for a Calculation Period the Fixed
                                    Price is greater than the Floating Price, Aron shall pay Eskom an amount equal to the product of:

                                      (i)  the difference between the Fixed
                                           Price and the Floating Price, and

                                      (ii) the Quantity for the applicable
                                           Calculation Period.

                                    (b) If for a Calculation Period the Floating
                                    Price is greater than the Fixed Price, Eskom shall pay Aron an amount equal to the product of:

                                      (i)  the difference between the Floating
                                           Price and the Fixed Price, and

                                      (ii) the quantity for the applicable
                                           Calculation Period.

Settlement:                         Cash Settlement on the applicable Payment
                                    Date provided, however, that if any of the foregoing is not a Business Day the applicable Value Date shall be the immediately following Business Day.

TABLE 1.

                             Calculation
Calculation Period              Period                 Payment
    Start Date                 End Date                 Date
------------------           ------------            ---------
01-Jul-04                      30-Jul-04             16-Aug-04
02-Aug-04                      31-Aug-04             15-Sep-04
01-Sep-04                      30-Sep-04             15-Oct-04
01-Oct-04                      29-Oct-04             15-Nov-04
01-Nov-04                      30-Nov-04             15-Dec-04
01-Dec-04                      31-Dec-04             18-Jan-05

OTHER PROVISIONS:

Business Days:                      For Pricing - London and Johannesburg
                                    For Settlement  - New York and Johannesburg

Calculation Agent:                  Aron

Fallback Prices/Rate:               If any rate or price referenced above is
                                    unavailable as of the applicable time on a Business Day or would not produce a commercially reasonable result then such rate shall be determined by agreement between the parties and failing that, Aron will determine the rate acting in good faith and in a commercially reasonable manner.

                                     ANNEX 2
                                NEW CONFIRMATION

ZAR GOLD SWAPS

Fixed Price Payer:                  J Aron & Company ("Aron")

Floating Price Payer:               Invested Bank Limited ("Investec")

Commodity:                          Gold (minimum 0.995 fine, London good
                                    delivery form)

Calculation Periods:                6 consecutive monthly periods from and
                                    including the Effective Date to and
                                    including the Termination Date as specified in Table 1 below

Effective Date:                     1 July 2004

Termination Date:                   31 December 2004

Payment Dates:                      With respect to each Calculation Period, the
                                    15th day of the immediately following
                                    Calculation Period (See Table 1 below).

Quantity per Calculation Period:    15,000 fine troy ounces

Fixed Price Levels:                 (A) ZAR 2,192.00 per fine troy ounce for
                                    each Calculation Period from and including the July 2004 to and including the September
                                    2004 Calculation Period

                                    (B) ZAR 2,256.00 per fine troy ounce for each Calculation Period from and including the October 2004 to and including the December 2004 Calculation Period

Floating Price:                     With respect to each Calculation Period the
                                    Floating Price shall be equal to the
                                    arithmetic average of the Commodity
                                    Reference Prices for each Business Day in such Calculation Period.

Commodity Reference Price:          The London A.M. Fix converted to ZAR at the
                                    mid price of 'Ccy Snaps at the time of
                                    fixing' published on Reuters page 'GOFO'

Payment Calculation:                (a) If for a Calculation Period the Fixed
                                    Price is greater than the Floating Price, Aron shall pay Investec an amount equal to the product of:

                                      (i)  the difference between the Fixed
                                           Price and the Floating Price, and

                                      (ii) the Quantity for the applicable
                                           Calculation Period.

                                    (b) If for a Calculation Period the Floating
                                    Price is greater than the Fixed price,
                                    Investec shall pay Aron an amount equal to the product of:

                                      (iii)the difference between the Floating
                                           Price and the Fixed Price, and

                                      (iv) the Quantity for the applicable
                                           Calculation Period.

Settlement:                         Cash Settlement on the applicable Payment
                                    Date provided, however, that if any of the foregoing is not a Business Day the applicable Value Date shall be the immediately following Business Day.

TABLE 1.

                              Calculation
Calculation Period              Period
   Start Date                  End Date            Payment Date
------------------            -----------          ------------
01-Jul-04                      30-Jul-04             16-Aug-04
02-Aug-04                      31-Aug-04             15-Sep-04
01-Sep-04                      30-Sep-04             15-Oct-04
01-Oct-04                      29-Oct-04             15-Nov-04
01-Nov-04                      30-Nov-04             15-Dec-04
01-Dec-04                      31-Dec-04             18-Jan-05

OTHER PROVISIONS:

Business Days:                      For Pricing - London and Johannesburg For
                                    Settlement - New York and Johannesburg

Calculation Agent:                  Aron

Fallback Prices/Rate:               If any rate or price referenced above is
                                    unavailable as of the applicable time on a Business Day or would not produce a commercially reasonable result then such rate shall be determined by agreement between the parties and failing that, Aron will determine the rate acting in good faith and in a commercially reasonable manner.